SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 4, 2011
iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 430-3000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 4, 2011, pursuant to a Reimbursement Agreement (the “Reimbursement Agreement”), iRobot Corporation (the “Company”) entered into a revolving letter of credit facility (the “Credit Facility”) with Bank of America, N.A. (the “Lender”). The Credit Facility shall be available to fund letters of credit on behalf of the Company up to an aggregate outstanding amount of $5 million (the “Commitment”). The Company may terminate or from time to time permanently reduce the amount of the Commitment.
     The Company shall pay the Lender a fee on outstanding letters of credit issued under the Credit Facility equal to 2% per annum of the daily maximum amount available to be drawn under the outstanding letters of credit. In addition, the Company shall pay the Lender a fee equal to 0.25% per annum of the actual daily amount by which the Commitment exceeds the aggregate undrawn amount of all outstanding letters of credit under the Credit Facility plus the aggregate of all unreimbursed drawings under all letters of credit under the Credit Facility. The maturity date for letters of credit issued under the Credit Facility shall be no later than seven days prior to June 5, 2012.
     The Credit Facility contains customary terms and conditions for credit facilities of this type, including restrictions on the Company’s ability to incur or guaranty additional indebtedness, create liens, enter into transactions with affiliates, make loans or investments, sell assets, pay dividends or make distributions on, or repurchase, its stock, and consolidate or merge with other entities. In addition, the Company is required to meet certain financial covenants customary with this type of agreement, including maintaining a minimum specified tangible net worth, a minimum specified adjusted EBITDA and a minimum specified ratio of EBIT to interest expense.
     The Credit Facility also contains customary events of default, including for payment defaults, breaches of representations, breaches of affirmative or negative covenants, cross defaults to other material indebtedness, bankruptcy, and failure to discharge certain judgments. If a default occurs and is not cured within any applicable cure period or is not waived, the Lender may accelerate the obligations of the Company under the Credit Facility.
     The foregoing description of the Credit Facility is not complete and is qualified in its entirety by reference to the Reimbursement Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
10.1	Reimbursement Agreement by and between iRobot Corporation and Bank of America, N.A., dated January 4, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
January 6, 2011	By:	/s/ Glen D. Weinstein
		Name:	Glen D. Weinstein
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Reimbursement Agreement by and between iRobot Corporation and Bank of America, N.A., dated January 4, 2011